UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 24, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 7.01                                           Regulation FD Disclosure.

On April 24, 2017, aTyr Pharma, Inc. (the “Company”) announced further detail on the previously announced clinical data from the Company’s Phase 1b/2 Trial (004) in adult patients with limb girdle muscular dystrophy type 2B (GLMD2B) and facioscapulohumeral muscular dystrophy (FSHD) to be presented in a poster presentation at the Emerging Platform Session at the American Academy of Neurology 69th Annual Meeting on Tuesday,  April 25, 2017. The press release related to this announcement is attached as Exhibit 99.1

The information under this Item 7.01, including Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The poster referenced above is titled “Results of a Phase 1b/2 Study of ATYR1940 in Adult Patients with Limb Girdle Muscular Dystrophy Type 2B (LGMD2B) and Facioscapulohumeral Muscular Dystrophy (FSHD) (ATYR1940-C-004),” and is filed as Exhibit 99.2 and incorporated herein by reference.

The poster presentation provides further detail on the previously announced results from the completed Phase 1b/2 open-label, intra-patient dose escalation 004 trial testing doses of Resolaris (ATYR1940) of up to 3.0 mg/kg biweekly in patients with LGMD2B and FSHD. Data from all clinical trials completed to date demonstrate that Resolaris has a favorable safety profile and was generally well-tolerated across all doses tested. There have been no observed signs of general immunosuppression and low-level anti-drug antibody signals did not result in clinical symptoms. 78% of the LGMD2B patients in the trial recorded increases in muscle function at 14 weeks as measured by manual muscle test (MMT) score, a validated assessment tool. 50% of the FSHD patients in the trial recorded increases in muscle function as measured by MMT score. The Company believes these data are supportive of further advancement of Resolaris.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Litigation Reform Act.  Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the potential and potential therapeutic benefits of Resolaris™, the ability of the Company to successfully advance its pipeline or product candidates, undertake certain development activities (such as clinical trial enrollment and the conduct of clinical trials) and accomplish certain development goals and the timing of such activities and development goals, the timing of initiation of additional clinical trials and of reporting results from our clinical trials, the scope and strength of our intellectual property portfolio, our ability to receive regulatory approvals for, and commercialize, our product candidates and reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the discovery, development and regulation of our Physiocrine-based product candidates, as well as those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and in our other SEC filings. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                                           Exhibits.

(d) Exhibits.

99.1	Press Release of aTyr Pharma, Inc. dated April 24, 2017.
99.2

Poster presentation titled “Results of a Phase 1b/2 Study of ATYR1940 in Adult Patients with Limb Girdle Muscular Dystrophy Type 2B (LGMD2B) and Facioscapulohumeral Muscular Dystrophy (FSHD) (ATYR1940-C-004).”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John D. Mendlein
John D. Mendlein, Ph.D.
Chief Executive Officer

Date: April 24, 2017

INDEX TO EXHIBITS

99.1	Press Release of aTyr Pharma, Inc. dated April 24, 2017.
99.2

Poster presentation titled “Results of a Phase 1b/2 Study of ATYR1940 in Adult Patients with Limb Girdle Muscular Dystrophy Type 2B (LGMD2B) and Facioscapulohumeral Muscular Dystrophy (FSHD) (ATYR1940-C-004).”

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